UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

April 2015 Regulatory Approval for Wyoming Self-Bonding Renewal

As disclosed in Cloud Peak Energy Inc.’s (“CPE”, or “we”) Form 10-Q for the first quarter of 2015, we were granted approval in 2014 from the State of Wyoming to self-bond $200 million of our reclamation obligations within the state, subject to annual renewal requirements.  CPE’s first quarter 2015 Form 10-Q further disclosed that we received approval to continue self-bonding on April 14, 2015.

This Form 8-K provides a copy of the renewal approval letters from the Wyoming Department of Environmental Quality (“WDEQ”) to CPE for our Antelope Mine and Cordero Rojo Mine in Wyoming, which are furnished as Exhibits 99.1 and 99.2 hereto.  CPE also owns a third mine, which is located in Montana, but Montana does not permit self-bonding.

U.S. federal and state laws require that we secure certain of our obligations to reclaim lands used for mining and to secure coal lease obligations.  Specific bond and/or letter of credit amounts may change over time, depending on the activity at the respective site and any specific requirements by federal or state laws.  As of March 31, 2015, we were self-bonded for $200 million and had $443.4 million of surety bonds outstanding to secure certain of our obligations to reclaim lands used for mining, secure coal lease obligations, and for other operating requirements.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors.  Forward-looking statements may include, for example, our ability to maintain or receive regulatory approvals for self-bonding and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts.  These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  Factors that could adversely affect our future results and our ability to maintain or receive regulatory approvals for self-bonding include, for example, potential changes in federal or state self-bonding requirements or interpretations thereof, third party legal challenges to regulatory decisions, adverse developments in our financial condition and ability to meet self-bonding requirements and other risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K.  There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished herewith.

99.1                        Furnished Wyoming Department of Environmental Quality Approval for Antelope Mine 2015 Self-Bonding Renewal

99.2                        Furnished Wyoming Department of Environmental Quality Approval for Cordero Rojo Mine 2015 Self-Bonding Renewal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: June 18, 2015	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished Wyoming Department of Environmental Quality Approval for Antelope Mine 2015 Self-Bonding Renewal
99.2	Furnished Wyoming Department of Environmental Quality Approval for Cordero Rojo Mine 2015 Self-Bonding Renewal